EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-155041) and Form S-8 (Nos. 33-63273, 33-54583, 333-58039, 333-100342, 333-147882, 333-49014, 333-49016 and 333-66415) of Dell Inc. (formerly Dell Computer Corporation) of our report dated March 26, 2009, relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PRICEWATERHOUSECOOPERS LLP
Austin, Texas
March 26, 2009